FORM AMENDMENT TO THE BY-LAWS OF GLOBAL X FUNDS
(a Delaware Statutory Trust)

This Amendment to the By-Laws of Global X Funds (“Amendment”), a Delaware statutory trust, is made as of this 18th day of February 2020 by the Board of Trustees (“Board”) of Global X Funds (“Trust”).
WHEREAS, the Board adopted the original By-Laws on September 8, 2008;
WHEREAS, pursuant to Article X of the By-Laws the By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees then in office;
WHEREAS, the following Amendment to the By-Laws was adopted by the Board at a duly called meeting of the Board on February 18, 2020;
NOW, THEREFORE, the By-Laws are hereby amended as follows:

I.	ARTICLE II SECTION 1: Principal Office is hereby deleted in its entirety and replaced with the following:

ARTICLE I1 SECTION 1: Principal Office: The principal execute office of the Trust shall be as disclosed in the Trust’s then current registration statement filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, the undersigned being the trustees of the Trust, have duly executed this Amendment to the Bylaws of Global X Funds as of this __ day of__________ 2020.
GLOBAL X FUNDS

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Charles A. Baker, Trustee

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Luis Berruga, Trustee

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Susan M. Ciccarone, Trustee

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Clifford J. Weber, Trustee